Exhibit 99.1

Apple REIT Ten

Hilton Garden Inn
Hilton Garden Inn

MARCH 31, 2011

APPLE REIT TEN 2011 FIRST QUARTER

DEAR SHAREHOLDER

GLADE M. KNIGHT

It is my pleasure to welcome you to the initial quarterly report for Apple REIT Ten, Inc. The offering for the Company began at the end of January 2011 and since that time total gross proceeds of $307 million towards our goal of $2 billion have been raised. Our acquisition team has been diligently working to identify properties for purchase that we believe will provide stable returns and grow the value of your investment over the long term. With numerous exciting acquisition opportunities on the horizon and hotel industry fundamentals steadily improving, I believe Apple REIT Ten is entering the hospitality market at an opportune time.

As of the printing of this report, the Apple REIT Ten portfolio consisted of four hotels, with a combined total of 500 guestrooms, and the Company had identified an additional 15 Marriott®- and Hilton®-branded hotels for potential future acquisition. The first Apple REIT Ten hotel acquisition occurred on March 4, 2011, with the purchase of a 221-room Hilton Garden Inn®, in Denver, CO, conveniently located near the city’s center, the Colorado Convention Center and numerous corporate headquarters. On March 15, 2011, we acquired a 94-room Hampton Inn & Suites® located in Winston-Salem, NC, just minutes from the city’s downtown arts district and the university area. Soon after, we entered South Carolina’s state capital and largest city, Columbia, with the purchase of the 91-room TownePlace Suites® by Marriott®. We also acquired the 94-room Fairfield Inn & Suites®, located in Matthews, NC, just outside of Charlotte, in the month of March.

As an Apple REIT Ten shareholder, we encourage you to always stay informed, ask questions and know your investment. In addition to our quarterly and annual correspondences, there are a number of resources available to you including our filings with the Securities and Exchange Commission which can be found at www.applereitten.com and www.sec.gov, our Prospectus and your Investment Counselor at David Lerner Associates.

Since acquisitions for the Apple REIT Ten portfolio commenced during the first three months of this year, operational results from the Company’s hotels for the three-month period ending March 31, 2011 do not reflect a full quarter of performance. Detailed financial information for this time period can be found online in our recently filed 10Q. The Company’s first monthly distributions were sent to our shareholders in February of this year, representing a 7.5 percent annualized rate based on an $11 share price. Future distribution payments are scheduled on or about the fifteenth day of each month. Due to the timing of acquisitions and strong fundraising, a portion of your 2011 distribution will be treated as return of capital for tax purposes.

Our team at Apple REIT Ten is committed to maximizing the value of your investment through a conservative approach to the ownership of income producing real estate. We look forward to reporting future progress to you in subsequent shareholder correspondences. Thank you for your investment in Apple REIT Ten.

Sincerely,
Glade M. Knight
Chairman and Chief Executive Officer

Hampton Inn & Suites

ABOVE: HAMPTON INN & SUITES, WINSTON-SALEM, NC

CORPORATE PROFILE

Apple REIT Ten, Inc. is a real estate investment trust (REIT) focused on the acquisition and ownership of income-producing real estate that generates attractive returns for our shareholders. Our hotels operate under the Fairfield Inn & Suites® by Marriott®, TownePlace Suites® by Marriott®, Hilton Garden Inn® and Hampton Inn & Suites® brands. As of May 17, 2011, the Apple REIT Ten portfolio consisted of four hotels with 500 guestrooms in three states.

MISSION

Apple REIT Ten, Inc. is a premier real estate investment company committed to providing maximum value for our shareholders.

COVER: HILTON GARDEN INN, DENVER, CO

This quarterly report contains forward-looking statements within the meaning of the Securities Act of 1933 and the Securities Exchange Act of 1934. Such statements involve known and unknown risks, uncertainties, and other factors which may cause the actual results, performance, or achievements of the company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Such factors include: the availability and terms of financing; changes in national, regional and local economies and business conditions; competitors within the hotel industry; and the ability of the company to implement its acquisition strategy and operating strategy and to manage planned growth.

In addition, the timing and amounts of distributions to common shareholders are within the discretion of the company’s board of directors. Although the company believes that the assumptions underlying the forward-looking statements contained herein are reasonable, any of the assumptions could be inaccurate; therefore, there can be no assurance that such statements included in this quarterly report will prove to be accurate. In light of the significant uncertainties inherent in the forward-looking statements included herein, the inclusion of such information should not be regarded as a representation by the company or any other person that the results or conditions described in such statements or the objectives and plans of the company will be achieved.

“Fairfield Inn & Suites® by Marriott®” and “TownePlace Suites® by Marriott®” are each a registered trademark of Marriott International, Inc. or one of its affiliates. All references to “Marriott” mean Marriott International and all of its affiliates and subsidiaries, and their respective officers, directors, agents, employees, accountants and attorneys. Marriott is not responsible for the content of this correspondence, whether relating to the hotel information, operating information, financial information, Marriott’s relationship with Apple REIT Ten, Inc. or otherwise. Marriott is not involved in any way whether as an “issuer” or “underwriter” or otherwise in the Apple REIT Ten offering and receives no proceeds from the offering. Marriott has not expressed any approval or disapproval regarding this correspondence, and the grant by Marriott of any franchise or other rights to Apple REIT Ten shall not be construed as any expression of approval or disapproval. Marriott has not assumed and shall not have any liability in connection with this report.

“Hampton Inn & Suites®” and “Hilton Garden Inn®” are each a registered trademark of Hilton Worldwide or one of its affiliates. All references to “Hilton” mean Hilton Worldwide and all of its affiliates and subsidiaries, and their respective officers, directors, agents, employees, accountants and attorneys. Hilton is not responsible for the content of this correspondence, whether relating to hotel information, operating information, financial information, Hilton’s relationship with Apple REIT Ten, Inc., or otherwise. Hilton is not involved in any way, whether as an “issuer” or “underwriter” or otherwise, in the Apple REIT Ten offering and receives no proceeds from the offering. Hilton has not expressed any approval or disapproval regarding this correspondence, and the grant by Hilton of any franchise or other rights to Apple REIT Ten shall not be construed as any expression of approval or disapproval. Hilton has not assumed and shall not have any liability in connection with this report.

MARKET DIVERSITY
Portfolio of hotels

STATE / CITY
COLORADO
Denver
NORTH CAROLINA
Charlotte, Winston-Salem
SOUTH CAROLINA
Columbia

CORPORATE HEADQUARTERS
814 East Main Street
Richmond, Virginia 23219
(804) 344-8121
(804) 344-8129 FAX

INVESTOR INFORMATION
For additional information about the
company, please contact: Kelly Clarke,
Director of Investor Services
804-727-6321 or
kclarke@applereit. com

ABOVE: HAMPTON INN & SUITES, WINSTON-SALEM, NC